MANAGEMENT FEE ALLOCATION CONTRACT
                              CONTRACT NO. N059-000

I.    RECITALS

      The contracting parties are Vivid Learning Systems, Inc., a Washington corporation located at 2345 Stevens Drive, Suite 200, Richland, Washington 99354 (hereinafter "Vivid"), and Nuvotec USA, Inc., a Delaware corporation located at 723 The Parkway, Richland, Washington 99352 (hereinafter "Contractor").

      This contract is made for the procurement of management and administrative services needed in connection with the management and operation of Vivid. The contract is a management fee allocation contract.

      WHEREAS, Vivid is positioning itself for outside investment; and

      WHEREAS, Contractor has been providing management and administrative services to Vivid since its inception; and

      WHEREAS, Contractor possesses unique capabilities, relationships, and applicable expertise; and

      WHEREAS, the parties agreed that Nuvotec would perform these management and administrative services with full cost recovery;

      NOW, THEREFORE, the parties hereto agree as follows:

II.   AGREEMENTS

      1.    Contract Date: The contract effective date shall be October 1, 2004.

      2. Completion Date: All work shall continue through October 1, 2005. This contract shall have two (2) two (2) year options to extend. Further, this contract may be extended by mutual written agreement of the parties. The Statement of Work and the related support activities shall be reviewed quarterly to assure Vivid is receiving the appropriate level of support and Nuvotec is being appropriately compensated. Any material change in the scope or actual hours spent in providing the services delineated in the Statement of Work can cause the monthly management fee allocation to increase or decrease accordingly. A material change in the scope is defined as impacting the management fee by ten percent (10%).

      3. Monthly Management Fee Allocation: The monthly management fee allocation shall be equal to six percent (6%) of revenue. This allocation is consistent with the allocation charged to all other Contractor subsidiaries.

      4. Expenses: Other direct costs including travel expenses must be approved in writing in advance by Vivid and will be invoiced at cost plus the application of a five percent (5%) general and administrative expense.

      5. Invoices: Invoices will not be required. The monthly management fee allocation will be paid via draws and pay-downs on the line of credit.

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      6.    Contract  Contents:  In  addition  to this  Schedule,  the  contract consists of:

            o     Statement of Work, dated October 2004, Attachment No. 1

            o     General Provisions, dated October 2004, Attachment No. 2

      7. Contract Modifications: This contract contains the entire understanding between the parties and there are no understandings or representations not set forth or incorporated by reference herein. No communication, written or oral, by other than the Vivid Chief Executive Officer (CEO) shall be effective to modify or otherwise affect the provisions of this contract.

      8. Waiver: The waiver of any breach of any term, covenant, or condition herein contained shall not be deemed a waiver of such term, covenant, or condition for any subsequent breach of the same.

      9.    Merger:    This   contract   contains   all   of   the   agreements,
            representations, and understandings of the parties hereto and supercedes and replaces all previous understandings, commitments, or agreements, oral or written, related to the subject matter of this contract.

      10. Severability: If any party, term, or provision of this contract shall be held void, illegal, unenforceable, or in conflict with any law of a federal, state, or local government having jurisdiction over this contract, the validity of the remaining portions of provisions shall not be affected thereby.

III.  SIGNATURES

      VIVID LEARNING SYSTEMS, INC.             NUVOTEC USA, INC.

      By:      /s/ Kevin  A. Smith             By:      /s/ Kala K. Suhadolnik
         -------------------------------           -----------------------------


      Name:    Kevin A. Smith                  Name:    Kala K. Suhadolnik

      Title:   President & CEO                 Title:   Contracts Manager

      Date:    October 1, 2004                 Date:    October 1, 2004
           -----------------------------             ---------------------------

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                                                    VIVID CONTRACT NO. N059-000
                                                              ATTACHMENT NO. 1

                                STATEMENT OF WORK

                       MANAGEMENT & ADMINISTRATIVE SUPPORT
                                  OCTOBER 2004

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Contractor shall provide selected management and administrative support to Vivid associated with the management and operation of Vivid.

Support related to the monthly management fee allocation will include services of the Chairman of the Board, the Chief Financial Officer, and General Counsel. Support to these individuals for these services will also be provided from legal/contracts staff, finance staff, and executive management.

The monthly management fee allocation also includes central rent expenses and other overhead expenses not specifically paid for directly by Vivid.

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                                                    VIVID CONTRACT NO. N059-000
                                                               ATTACHMENT NO. 2

GENERAL PROVISIONS
OCTOBER 2004

Independent Contractor:

Contractor represents, warrants, and agrees that Contractor shall act at all times as an independent contractor under this contract and shall undertake to perform all acts, including the payment of any applicable tax and acquisition of any required licenses or permits, necessary to allow Contractor to perform this contract as an independent contractor. Contractor shall at no time be considered or hold itself out as employees of Vivid.

Confidential Information:

The parties acknowledge that in the course of performance of this contract certain confidential, proprietary, and/or business sensitive information may be exchanged. Each party agrees to keep all such information in strictest confidence and shall not disclose such without the written consent of the party to whom said information belongs. The level of care to be given said information is the same that the party would afford its own such information. If a separate confidentiality agreement is executed between the parties, it shall take precedence over this clause.

Assignment:

Neither this contract nor any rights under this contract may be assigned or otherwise transferred by either party, in whole or in part, whether voluntary or by operation of law, without the prior written consent of the other party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this contract to a successor to all or substantially all of its assets related to this contract by merger, sale, or otherwise. Subject to the foregoing, this contract will be binding upon and will inure to the benefit of the parties and their respective successors and assigns.

Termination:

The parties reserve the right to terminate this contract upon a sixty (60) day written notice by mutual agreement or in the event either party is in default of their contractual obligations, having failed to cure a material breach after ten
(10) days written notice to cure.

Force Majeure:

Neither party shall be liable to the other in any way for failure to perform any provision of this contract (with the exception of the payment of monetary obligations) if such failure is caused by any law, rule, or regulation, act of God, or any cause beyond the control of the party in default.

Governing Law/Jurisdiction:

This contract shall be governed by the laws of the State of Washington without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

Disputes and Claims:

Any dispute or claim related to this contract, which the parties cannot settle by mutual agreement, may be resolved through an appropriate Alternate Dispute Resolution (ADR) or legal proceedings. Pending resolution of any dispute or claim, the parties shall proceed diligently with the performance of this contract. In the event the parties are unable to reach resolution by mutual agreement, then the parties shall pursue resolution via an ADR process such as mediation. In the event ADR fails to bring resolution, the parties shall pursue resolution via a court of competent jurisdiction under the laws of the State of Washington.

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Indemnification:

Each party shall indemnify and save harmless the other for, from and against all actions, liabilities, losses, damages, claims and demands whatsoever, including costs, expenses and attorney's fees resulting from or claimed to have resulted from any intentional or negligent acts or omissions of the indemnitor or its employees or agents engaged in the work under this contract at the time of the event or occurrence upon which such actions, claims or demands are based. Where both parties, or their respective employees or agents, participated in the liability causing event, each party shall contribute to the common liability a pro rata share based upon its relative degree of fault.

Limitation of Liability:

IN NO EVENT SHALL CONTRACTOR'S LIABILITY ARISING OUT OF THIS CONTRACT EXCEED THE TOTAL AMOUNT OF FEES PAID OR PAYABLE HEREUNDER. IN NO EVENT WILL CONTRACTOR BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA OR OTHER PECUNIARY LOSS), IN CONNECTION WITH THIS CONTRACT, WHETHER BASED UPON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY, INCLUDING NEGLIGENCE, EVEN IF THERE HAS BEEN ADVISE OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOT WITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.